EXPLANATORY NOTE

This amendment (“Amendment No. 2”) to the offering statement on Form 1-A filed by Red Oak Capital Fund VII, LLC on May 13, 2024 (the “Offering Statement”) as amended by the offering statement filed on Form 1-A/A on July 5, 2024 (“Amendment No. 1”), is filed solely for the purpose of filing Exhibit 12 and removing Exhibit 3(c) as Series Ra Bonds are no longer being offered.  Accordingly, this Amendment No. 2 to the Offering Statement consists only of Part I, this Explanatory Note, and Part III, containing the Exhibit Index and signature page.  The Offering Circular contained in Part II of Amendment No. 1 to the Offering Statement is unchanged by this Amendment No. 2 and has therefore been omitted.

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PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Fund VII, LLC*

(2)(a)	Certificate of Formation of Red Oak Capital Fund VII, LLC*

(2)(b)	Limited Liability Company Agreement of Red Oak Capital Fund VII, LLC*

(3)(a)	Form of Indenture*

(3)(b)	Form of A Bond*

(4)	Subscription Agreement*

(11)(a)	Consent of CohnReznick LLP*

(11)(b)	Consent of Womble Bond Dickinson (US) LLP**

(12)	Opinion of Womble Bond Dickinson (US) LLP

_____________

* Previously filed.

**Included with the legal opinion provided pursuant to item (12).

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte in the State of North Carolina on July 23, 2024.

Red Oak Capital Fund VII, LLC,
a Delaware limited liability company

By:	Red Oak Capital GP, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Capital Holdings, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	Red Oak Holdings Management, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Manager

By:	/s/ Kevin Kennedy
Name:	Kevin Kennedy
Its:	Manager

By:	/s/ Raymond Davis
Name:	Raymond Davis
Its:	Manager

Date:	July 23, 2024

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Chief Executive Officer of the Sole Member of the Manager

By:	/s/ Tom McGovern
Name:	Tom McGovern
Its:	Chief Financial Officer of the Sole Member of the Manager

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